Exhibit 99.1

Creation of new Flutter Brazil business with addition of leading Brazilian operator, NSX Group

New York, September 13, 2024: Flutter Entertainment (NYSE:FLUT; LSE:FLTR) (“Flutter”), the world’s leading online sports betting and iGaming operator today announces the acquisition of an initial 56% stake in NSX Group (“NSX”), a leading Brazilian operator of the Betnacional brand for cash consideration of approximately $350m1.

The transaction fully aligns with Flutter’s strategy to invest in leadership positions in international markets, securing a podium position for Flutter on completion in the regulating and fast-growing Brazilian market. NSX is the number 4 operator in Brazil2, with a portfolio of brands which include the flagship Betnacional brand. On a standalone basis, NSX is expected to generate revenue of approximately $256m and Adjusted EBITDA of approximately $34m in 20243.

Under the transaction agreement, on completion, Flutter will (i) pay cash consideration of approximately $350m1 and (ii) contribute its existing Betfair Brazil business, in return for a 56% stake in the newly combined Flutter Brazil business. In addition, a mechanism has been put in place to enable Flutter to increase its shareholding through reciprocal put/call arrangements in year five and year ten following the completion date4.

This is a compelling acquisition, in line with Flutter’s strategy and is expected to create shareholder value as follows:

1.	Delivers an enhanced competitive position in a fast growing, newly regulated market:

•	Brazil is due to fully regulate its online sports betting and iGaming market in early 2025 and has a number of highly attractive characteristics:

•	A population of over 200 million, with sports, and soccer in particular, being a key part of Brazilian culture

•	Strong demand for sports betting and iGaming products with compound annual gross gaming revenue (GGR) growth in the unregulated market of 38% since 2018, to almost $3bn in 2023[2]

•	The majority of growth and market share gains have been delivered by locally focused brands

•	Consolidation in the fully regulated market from early 2025 is expected to benefit established, local operators, due to the associated tax, licensing and compliance costs

•	The strength of the combined Flutter Brazil business will position it exceptionally well to capitalize on the opportunity in this attractive market

2.	Enhances our “local hero” brand portfolio with:

•	Addition of fast-growing, local brands to our existing Betfair business to create a podium position in Brazil

•	NSX entered the market in 2021, rapidly growing to be the number 4 operator (12% of the sports betting market and 9% share of the total online market2)

•	Betfair Brazil also delivering strong growth with forecast revenue of approximately $70m in 2024

•	A strong local management team enabling decision-making close to the customer, who will lead the combined Flutter Brazil business

•	A proprietary technology platform developed locally in Brazil enabling a fast-paced and agile product offering

3.	Presents a compelling opportunity to drive synergies via access to the Flutter Edge, and deliver meaningful value creation:

•

Revenue synergies will be achieved by providing NSX access to Flutter proprietary pricing and risk management capabilities to deliver a differentiated sportsbook product offering. This is in addition to the sharing of Flutter iGaming expertise and content to enhance the iGaming experience

•

Flutter Brazil will be exceptionally well positioned to take full advantage of the significant growth opportunity in the newly regulating Brazilian market. In line with our successful strategy in other newly regulated markets such as the US, we expect to drive market share growth and embed future profitability through disciplined customer investment. This is expected to result in a Flutter Brazil Adjusted EBITDA loss of approximately $90-100m5 in 2025

The transaction is consistent with our strategy and is another example of Flutter allocating capital to drive shareholder value creation. We remain committed to our medium-term leverage ratio of 2.0-2.5x8,9 which allows for flexibility for us to pursue value-creating acquisitions such as NSX.

We will provide a further update at our Investor Day on September 25, where we expect to discuss Flutter’s exciting organic growth and cash generation potential in the medium-term, together with the capital allocation opportunities that this will unlock.

Completion of the transaction is subject to customary regulatory clearances and is expected to close by Q2 2025.

Peter Jackson, CEO, commented:

“I am excited to announce the addition of NSX, operator of Betnacional a leading Brazilian sports betting and iGaming brand, to the Flutter portfolio.

We believe that combining the extensive local expertise of the NSX team, our existing Betfair business and the power of the Flutter Edge, will create a compelling opportunity to capitalize on the growth opportunity in Brazil which presents an exciting runway of future growth.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believe(s)”, ”expect(s)”, “potential”, “continue(s)”, “may”, “will”, “should”, “could”, “would”, “seek(s)”, “predict(s)”, “intend(s)”, “trends”, “plan(s)”, “estimate(s)”, “anticipates”, “projection”, “goal”, “target”, “aspire”, “will likely result”, and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Such factors include, among others: Flutter’s ability to effectively compete in the global entertainment and gaming industries; Flutter’s ability to retain existing customers and to successfully acquire new customers; Flutter’s ability to develop new product offerings; Flutter’s ability to successfully acquire and integrate new businesses; Flutter’s ability to maintain relationships with third-parties; Flutter’s ability to maintain its reputation; public sentiment towards online betting and iGaming generally; the potential impact of general economic conditions, including inflation, rising interest rates and instability in the banking system, on Flutter’s liquidity, operations and personnel; Flutter’s ability to obtain and maintain licenses with gaming authorities, adverse changes to the regulation of online betting and iGaming; the failure of additional jurisdictions to legalize and regulate online betting and iGaming; Flutter’s ability to comply with complex, varied and evolving U.S. and international laws and regulations relating to its business; Flutter’s ability to raise financing in the future; Flutter’s success in retaining or recruiting officers, key employees or directors; litigation and the ability to adequately protect Flutter’s intellectual property rights; the impact of data security breaches or cyber-attacks on Flutter’s systems; and Flutter’s ability to remediate material weaknesses in its internal control over financial reporting. In addition, the ability to achieve the synergies described in this press release, or at all, is subject to various assumptions, which involve risks and uncertainties. The ability to predict results or actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements.

Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission (SEC) and other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Flutter Entertainment plc

Flutter is the world’s leading online sports betting and iGaming operator, with a market leading position in the US and across the world. Our ambition is to leverage our size and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global advantages of the Flutter Edge, which gives our brands access to group-wide benefits, as well as our clear vision for sustainability through our Positive Impact Plan.

Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, tombola, Betfair, MaxBet, Junglee Games and Adjarabet. We are the industry leader with $11,790m of revenue globally for fiscal 2023, up 25% YoY, and $3,611m of revenue globally for the quarter ended June 30, 2024.

Contacts:

Investor Relations:	Media Relations:

Paul Tymms, Investor Relations	Kate Delahunty, Corporate Communications

Ciara O’Mullane, Investor Relations	Rob Allen, Corporate Communications

Liam Kealy, Investor Relations	Rupert Gowrley, Corporate Communications

Email: investorrelations@flutter.com	Email: corporatecomms@flutter.com

Notes

1.	Represents cash payment of R$1,981m at USD:BRL: 5.66 subject to completion accounts adjustments
2.	Source for market share and market growth based on Regulus partners and internal estimates. Total online share of 9% is for year ended 31 December 2023
3.

NSX revenue and Adjusted EBITDA[7] estimates for the twelve months ended 31 December 2024 are based on NSX internal reporting. This information may not fully align with Flutter’s US GAAP accounting policies and reporting following completion of the transaction

4.	All future transactions will be undertaken at fair market value based on an agreed valuation or formal valuation by an independent valuer
5.	It is expected that PokerStars casino and sportsbook products in Brazil will be switched off from 1 January 2025 and will cost approximately $10m in Adjusted EBITDA[7]
6.

Adjusted EBITDA, Net Debt and Leverage Ratio are non-GAAP financial measures. A reconciliation of our forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure cannot be provided without unreasonable effort. This is due to the inherent difficulty of accurately forecasting the occurrence and financial impact of the adjusting items necessary for such a reconciliation to be prepared of items that have not yet occurred, are out of our control, or cannot be reasonably predicted.

7.

Adjusted EBITDA is defined as net income (loss) before income taxes; other income, net; interest expense, net; depreciation and amortization; transaction fees and associated costs; restructuring and integration costs; impairment of PPE and intangible assets and share based compensation expense.

8.

Net debt is defined as total debt, excluding premiums, discounts, and deferred financing expense, and the effect of foreign exchange that is economically hedged as a result of our cross-currency interest rate swaps reflecting the net cash outflow on maturity less cash and cash equivalents.

9.	Leverage ratio is defined as net debt divided by Adjusted EBITDA.